SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2016

3PEA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54123	95-4550154
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1700 W Horizon Ridge Parkway, Suite 200,

Henderson, Nevada 89012

(Address of principal executive offices) (Zip Code)

(702) 453-2221

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

(a) On November 11, 2016 the company granted five million shares of common stock with the value of $787,950 to the Company’s Officers and Directors. The grants vest in equal amounts over a five year period at the end of each calendar quarter if the officer or director still is employed or serves as a director at that time. The shares will be issued pursuant to the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 11, 2016 the company granted five million shares of common stock with the value of $787,950 to the Company’s Officers and Directors. The grants vest in equal amounts over a five year period at the end of each calendar quarter if the officer or director still is employed or serves as a director at that time.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

3PEA INTERNATIONAL, INC.

Date: November 16 , 2016	/s/ Mark Newcomer
By: Mark Newcomer, Chief Executive Officer

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